Exhibit 10.9

                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is made this 7th day of March, 2000, by and between JR Solutions, Inc., a Delaware Corporation ("JR"), as the sole stockholder of Preferred Travel and Tours, Inc., a Florida corporation (the "Company") and Richard Krieger ("Employee").

                                    RECITALS

Employee and JR would like to structure a mutually beneficial business relationship whereby Employee will provide certain services to the Company as enumerated in this Agreement in exchange for compensation similarly enumerated. Employee and the Company desire to clarify the nature of their business relationship and obligations to the other.

THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

                                    AGREEMENT

1. Term. This agreement shall be effective as of the date hereof and shall extend until February __, 2001, with one year extensions to be mutually agreed upon, unless terminated according to Section 6 below (the "Term").

2. Scope of Employment Services. Employee shall provide the Company with two types of Employment services, Transactional Employment and Operational Employment, as defined below and together referred to as Employment Services.

3. Transactional Employment. Transactional Employment shall involve the written designation ("Designation") of the Board of Directors of JR (the "Board") detailing a specific transaction and the Employee's authority with respect to that transaction. Transactional Employment shall be defined as follows: a Designation for a specific transaction setting forth (1) the parties involved in the transaction; (2) the type of transaction; (3) the scope of the Employee's authority to negotiate on behalf of JR or the Company, if any; (4) an enumeration of the fees Employee would be paid upon consummation of the transaction; (5) a definition of consummation of the transaction; (6) Employee's specific responsibilities to prepare written materials, make presentations, contact individuals and perform other tasks related to the transaction; and (7) the deadline for consummation of the transaction. Any Employment which does not comply with the above definition, including the Designation in its required written form, will not be considered Transactional Employment and Employee will not be entitled to Transactional Employment Fees, as defined below. ANY EMPLOYMENT PERFORMED BY EMPLOYEE WHICH DOES NOT MEET ALL OF THE DEFINITIONS AND CONDITIONS OF TRANSACTIONAL EMPLOYMENT WILL BE CONSIDERED OPERATIONAL EMPLOYMENT.

4. Operational Employment. Operational Employment shall be defined as all Employment services provided to the Company, or any related, affiliated or subsidiary entity of the Company by Employee. Employee understands and acknowledges that he has no authority to negotiate on behalf of, bind, commit, or speak on behalf of the Company except as specifically authorized by the Board. Employee agrees to competently, adequately and fully perform any Operational Employment requested by the Board in a prompt and thorough manner. Operational Employment shall include, but not be limited to, specifically authorized public relations and all travel activities and related business on behalf of the Company, relations with travel groups, agencies, individuals, and city, state and national governments, and advice and guidance on request regarding administrative, operational, personnel issues.

5. Compensation. Employee shall be compensated in an amount of $5000.00 per month, payable monthly, and due and payable on the last day of each month ("Monthly Payment") during the Term of this Agreement with an increase to $7,500 per month in 60 days. In the event that Employee serves in the operational capacity, the Monthly Payment shall represent the sole and exclusive compensation owed to the Employee for Operational Employment or any other Employment services provided by Employee, provided however, that Transactional Employment which meets all of the requirements attendant thereto as identified in this Agreement, shall be compensated additionally as provided below ("Transactional Employment Fees"). Transactional Employment shall be compensated by a payment of 1/2 of 1% of the value of the relevant transaction in cash and 1/2 of 1% of the value of the transaction in restricted common stock, at the then current market price, of etravelserve.com, inc., fka Revenge Marine, Inc., of which JR is a wholly owned subsidiary, payable at the time of consummation of the transaction pursuant to the conditions in the Designation for the transaction. In addition, the Company shall continue the health insurance coverage presently provided to Employee.

6. Termination. This Agreement may be terminated by the Employee at any time upon written notice. Termination by the Employee releases each of the Parties from their obligations under this Agreement with the exception of Sections 7, 8 and 9, which shall survive the termination of this Agreement. This Agreement may be terminated by the Company at any time upon written notice For Cause, as defined below. In the event of a termination For Cause, each of the Parties is released from their obligations under this Agreement with the exception of Sections 7, 8, and 9.

         A. This Agreement may be terminated by the Company other than For Cause with 30 days written notice to Employee, at which point each of the Parties is released from their obligations under this Agreement with the exception of Sections 7, 8 and 9, provided however, that a termination other than For Cause by the Company shall result in the full vesting of Employee's Options, as defined below, and that termination other than For Cause shall not terminate any obligations to Employee for Transactional Employment Fees pursuant to a valid Designation or Designations. In addition, if this Agreement is terminated other than for Cause within 12 months of the date hereof (the "First Anniversary"), Employee shall receive in a lump sum within 30 days of termination the equivalent of Monthly Payments for the number of months remaining between the date of termination and the First Anniversary.

         B. Employee is a party to an option agreement ("Option Agreement") for 500,000 shares of common stock of etravelserve. Com, inc. at an exercise price of $0.30 per share ("Employee's Options"). During the Term of this Agreement, Employee's Options shall continue to vest in accordance with the Option Agreement. Except in the case of a termination other than For Cause, termination of this Agreement shall result in a cancellation of the unvested portion of Employee's Options, in accordance with the Option Agreement. The term For Cause is defined as Employee's willful or negligent failure to carry out any material Operational or Transactional Employment duties pursuant to this Agreement, in the reasonable judgment of the Company, or the conviction of Employee for any felony, or upon any material misrepresentation of Employee or upon any violation by Employee of any material term of this Agreement. The death or disability of Employee shall be considered as a termination other than For Cause.

7. Confidentiality. Employee agrees not to divulge, disclose, reproduce or store any information provided to him by the Company or obtained either during his previous employment with the Company or during the term of this Agreement and for a period of three years thereafter, to any third party, except as authorized by the Company. Employee acknowledges that violations of this Section 9 are (i) grounds for termination For Cause; (ii) grounds to rescind any outstanding obligations of the Company to pay compensation in connection with any Transactional Employment.

8. Expenses as an Employee. Employee understands and agrees that, as a matter of general policy, the Company does not reimburse for meals and entertainment expenses. Employee specifically agrees that no reimbursement will be paid for any automobile rental expenses (except in connection with authorized travel), telephone expenses, dry cleaning expenses, office expenses or other personal expenses. Employee may spend no more than $1,000 in each one-month period on expenses related to the performance of his duties under this Contract, including meals and entertainment incurred in furtherance of Operational or Transactional Employment Activities. Reimbursement for such expenses is subject to the sole reasonable judgment of the Company as to their legitimacy and business purpose. Employee shall not be reimbursed for meals or entertainment incurred with any employees of the Company. Any expenses advanced by Employee in excess of $1,000 per month must be specifically approved in writing by the Company. Any travel expenses, including air and hotel accommodation, must be approved by the Company in advance and in writing, which may be by fax or email. Air travel by Employee may be by First Class or Business Class, provided that Employee utilizes comps and discounts to the extent possible. Expenses reimbursable under this paragraph will be reimbursed by the Company within 30 days of the submission of an expense report with appropriate receipts.

10. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

11. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Successors, assigns, heirs, executors and administrators of the Parties hereto.

12. Entire Agreement. This Agreement represents the entire agreement and understanding between the Parties concerning the Employment Services, previous employment of Employee and any transactions ever entered into between the Parties and supersedes and replaces any and all prior agreements and understandings concerning the same.

13. No Oral Modification. This Agreement may only be amended in writing signed by the Parties.

14. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

15. Effective Date. This Agreement is effective immediately upon execution by both Parties.

16. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

17. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

         A. They have read this Agreement;

         B. They have been represented in the preparation, negotiations and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

         C. They understand the terms and consequences of this Agreement and of the releases it contains;

         D. They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date hereof.



         EMPLOYEE


          X/s/ Richard Krieger
          --------------------
          Richard Krieger



         JR SOLUTIONS, Inc.
         a Delaware Corporation


         X /s/ Paul Johnson
         ------------------
         Paul Johnson, President